As filed with the Securities and Exchange Commission on June 17, 2015
Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	06-1529524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4041-T Hadley Rd.
S. Plainfield, New Jersey 07080
(732) 225-8910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse Sutton
Chief Executive Officer
Majesco Entertainment Company
4041-T Hadley Rd.
S. Plainfield, New Jersey 07080
(732) 225-8910
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Todd E. Mason, Esq.
Thompson Hine LLP
335 Madison Ave.
New York, New York 10017
(212) 908-3946

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(2)	Amount to be Registered(2)		Proposed Maximum Aggregate Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.001 per share	18,907,585	(1)	$1.38	(3)	$26,092,467	(3)	$3,032	(3)

1.
Represents shares of common stock, par value $0.001 per share (the “Common Stock”) of Majesco Entertainment Company (the “Company”), offered by the selling stockholders, which includes 8,823,537 shares of Common Stock underlying the Company’s 0% Series A Convertible Preferred Stock (the “Preferred A Shares”), 5,420,171 shares of Common Stock underlying the Company’s 0% Series B Convertible Preferred Stock (the “Preferred B Shares”) and 882,354 shares of Common Stock (the “Shares”). The number of shares registered represents 125% of the Shares and the shares of Common Stock issuable upon conversion of the Preferred A Shares and conversion of the Preferred B Shares, as required by the registration rights agreement entered into by and among the Company and the selling stockholders.

2.
This registration statement also relates to an indeterminate number of shares of Common Stock of the Company that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

3.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for the Common Stock of the Company as reported on the NASDAQ Capital Market (“NASDAQ”) on June 15, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

              The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 17, 2015

PROSPECTUS

MAJESCO ENTERTAINMENT COMPANY

18,907,585 SHARES

COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 18,907,585 shares of our Common Stock by the selling stockholders as described in the section entitled “Selling Stockholders” on page 5 of this prospectus and their donees, pledgees, transferees or other successors-in-interest.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “COOL.” On June 16, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.39 per share.

                     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS THAT WE HAVE DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE. BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2015.

-i-

ABOUT THIS PROSPECTUS

      We and the selling shareholders have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

              You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference.”You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

      The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

              Unless the context otherwise requires, the terms “Majesco,” “Company,” “we,” “us” and “our” refer to Majesco Entertainment Company and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

              The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

              Examples of forward-looking statements include statements relating to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, and other financial items, our business plans and objectives, including our intended product releases, and may include certain assumptions that underlie forward-looking statements. Risks and uncertainties that may affect our future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict.

              In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this transaction fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

We are a provider of video game products primarily for the, casual-game consumer. We sell our products primarily to large retail chains, specialty retail stores, video game rental outlets and distributors. We publish video games for almost all major current generation interactive entertainment hardware platforms, including Nintendo’s DS, 3DS, Wii and WiiU, Sony’s PlayStation 3 and 4, or PS3 and PS4, Microsoft’s Xbox 360 and Xbox One and the personal computer, or PC. We also publish games for numerous digital platforms such as Xbox Live Arcade, PlayStation Network, or PSN and Steam, and iOS and Android mobile devices and online platforms.

Our principal executive offices are located at 4041-T Hadley Road, S. Plainfield, NJ 07080, and our telephone number is (732)225-8910. Our website address is www.majescoentertainment.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

 The Offering

Common stock offered by the selling stockholders
Up to 18,907,585  shares of our Common Stock, representing 125% of (i) the 882,354 shares of Common Stock held directly by certain selling stockholders, (ii) the conversion of shares of the registrant’s 0% Series A Convertible Preferred Stock and (iii) the conversion of shares of the registrant’s 0% Series B Convertible Preferred Stock.

Use of proceeds
Proceeds from the sale of Common Stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

NASDAQ symbol	COOL

RISK FACTORS

                      Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2015, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future.  See “Special Note Regarding Forward-Looking Information” below.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the selling stockholders.

DESCRIPTION OF TRANSACTIONS

Private Placement of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Warrants

Private Placement

On December 17, 2014, pursuant to the terms of separate subscription agreements (the “Subscription Agreements”) among the Company and certain accredited investors (the “Investors”), the Company sold and issued $6,000,000 of units (the “Units”) at a purchase price of $0.68 per Unit, with each Unit consisting of one share of the Company’s 0% Series A Convertible Preferred Stock (each a “Preferred A Share”) and a five-year warrant (each a “Warrant”) to purchase one share of the Company’s Common Stock at an initial exercise price of $0.68 per share (such sale and issuance, the “Private Placement”). The Private Placement offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Preferred A Shares

      The Preferred A Shares are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Preferred A Share, plus all accrued and unpaid dividends, if any, on such Preferred A Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred A Share is $0.68 and the initial conversion price is $0.68 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of Common Stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Preferred A Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred A Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “A Limit”).

      Each holder of Preferred A Shares is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred A Shares, provided that a holder is only entitled to vote shares of Common Stock underlying the Preferred A Shares to the extent such shares do  not result in the holder exceeding the A Limit and provided further that in no event shall the holders be entitled to cast votes in excess of the number of votes that holders would be entitled to cast if the Preferred A Shares were converted at $0.59 per share (equal to the market price as determined by NASDAQ on the trading date immediately prior to closing) (the “Voting Floor”). The Voting Floor shall only be removed in accordance with applicable Nasdaq Listing Rules. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company (the “Series A Certificate of Designations”), the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the Lead Investor (as defined in the Subscription Agreements). The Preferred A Shares bear no interest.

Warrants

      In addition to the issuance of Preferred A Shares, the Company issued to each Investor a Warrant to purchase one share of Common Stock. Prior to the Exchange Agreement, as defined below, the Warrants were exercisable, at any time, following the date the Warrants were issued, at a price of $0.68 per share, subject to adjustment, and expired five years from the date of issuance. The Investors were permitted, subject to certain limitations, to exercise the Warrants on a cashless basis. The Company was prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation could have been increased by the holder up to, but not exceeding, 9.99%. The Warrants were also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants, including, for twenty-four months following the initial issuance date, the issuance or sale, or deemed issuance or sale, by the Company of shares of its Common Stock at a per share price that was less than the conversion price then in effect, as a result of which the conversion price would have been reduced to such lower price, subject to certain exceptions.  On April 30, 2015, as further described below under “—Exchange” we exchanged all of the Warrants issued on December 17, 2014 for shares of the Company’s 0% Series B Convertible Preferred Stock (the “Preferred B Shares” and together with the Preferred A Shares, the “Preferred Shares”), Common Stock (the “Exchanged Common Stock”) or a combination thereof and, as a result of such exchange, the Warrants are no longer outstanding and we have no continuing obligations under the Warrants.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated as of December 17, 2014 (such date, the “Closing Date”), as amended on January 30, 2015 and March 30, 2015, (as amended, the “Registration Rights Agreement”) with each of the Investors. Pursuant to the Registration Rights Agreement, the Company agreed, among other things, to file a registration statement to register the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred A Shares by June 30, 2015 and to maintain the effectiveness of the registration statement until all of the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred A Shares have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement by June 30, 2015, the Company is obligated to pay liquidated damages to the Investors for every thirty days, during which such filing is not made and/or effectiveness obtained, with such fee being subject to certain exceptions.  The registration statement of which this prospectus is a part is being filed to comply with the requirements of the Registration Rights Agreement, as amended.  As further described below under “—Exchange” the Warrants are no longer outstanding and so the Registration Rights Agreement no longer applies to such Warrants.

Escrow Agreement

      The proceeds of the Private Placement offering were deposited into an escrow account (the “Escrow Amount”) with Signature Bank, as escrow agent (the “Escrow Agent”) for the Company pursuant to an escrow agreement (the “Escrow Agreement”), dated December 17, 2014, by and between the Company, the Lead Investor (as defined in the Subscription Agreements) and the Escrow Agent and certificates representing the Preferred A Shares and Warrants purchased in the Private Placement were deposited with the Company’s corporate secretary (the “Securities Escrow Agent”) to be held in escrow subject to conditions as provided in the Escrow Agreement.  Upon the closing of the Private Placement on December 17, 2014, $1,000,000 of the Escrow Amount was released by the Escrow Agent to the Company in exchange for the release of $1,000,000 of Units by the Securities Escrow Agent. Following the Closing Date, under the terms of the Escrow Agreement, in one or multiple tranches, the remaining $5,000,000 will be released (the “Subsequent Release”) by the Escrow Agent to the Company in exchange for the release of $5,000,000 of Units by the Securities Escrow Agent to the Investors, provided that either, (i) the Lead Investor has approved the release, (ii) the approval of the requisite number of Investors has been obtained, (iii) the Company has executed definitive binding documents for certain transactions, as described in the Subscription Agreement, and such transaction(s) are to close contemporaneously with the release or (iv) the following conditions are present: (a) nine months has elapsed from the Closing Date and release is approved by each of the directors appointed at closing (being the non-continuing directors); (b) no subsequent release of the Escrow Amount has been consummated; and (c) no more than $1,000,000 is released (the “Release Conditions”). In the event that on and as of the twelve month anniversary of the Closing Date none of the Release Conditions have been satisfied, the Escrow Agent shall return $5,000,000 to the Investors, without interest or deduction, and the Securities Escrow Agent shall return the Units to the Company for cancellation.  As further describe below under “—Exchange” the Warrants are no longer outstanding and have been exchanged for shares of Common Stock and Preferred B Shares.

Exchange

      On April 24, 2015, the Company entered into an  exchange agreement (the “Exchange Agreement”) with each of the Investors pursuant to which, on April 30, 2015, the Company exchanged the Warrants held by the Investors, whether or not held in escrow, with the consent of the Lead Investor, for shares of Exchanged Common Stock or Preferred B Shares, if the issuance of Exchanged Common Stock would have resulted in the recipient investor exceeding certain thresholds.

                      Preferred B Shares

      The Preferred B Shares are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Preferred B Share, plus all accrued and unpaid dividends, if any, on such Preferred B Share, as of such date of determination, divided by the conversion price.  The stated value of each Preferred B Share is $140.00 and the initial conversion price is $1.40 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.  The Company is prohibited from effecting a conversion of the Preferred B Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred B Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “B Limit”).

      Each holder of Preferred B Shares is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred B Shares, provided that a holder is only entitled to vote shares of Common Stock underlying the Preferred B Shares to the extent such shares do  not result in the holder exceeding the B Limit. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock of Majesco Entertainment Company (the “Series B Certificate of Designations”), the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the Lead Investor (as defined in the Subscription Agreements). The Preferred B Shares bear no interest.

      The Preferred B Shares are subject to the terms and conditions of the Registration Rights Agreement, as described above, entered into by the Company and the Investors under the Private Placement.  The registration statement of which this prospectus is a part is being filed to comply with the requirements of the Registration Rights Agreement.

           The foregoing descriptions of the Subscription Agreement, the Registration Rights Agreement, the Warrants and the Preferred Shares are not complete and are qualified in their entireties by reference to the full text of the Form of Subscription Agreement, the Form of Registration Rights Agreement, the Form of Common Stock Purchase Warrant, the Series A Certificate of Designations and the Series B Certificate of Designations, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.1, respectively, to the Company’s reports on Form 8-K as filed with the SEC on December 18, 2014 and, with respect to the Series B Certificate of Designations, on April 30, 2015

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 18,907,585 shares of our Common Stock by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “Selling Stockholders”), which includes:

●	14,243,708 shares of Common Stock issuable upon conversion of the Preferred Shares and 882,354 shares of Common Stock currently held.

The following table, based upon information currently known by us, sets forth as of June 15, 2015, (i) the number of shares held of record or beneficially by the Selling Stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by each Selling Stockholder. Percentage ownership is based on 9,640,901 shares of Common Stock outstanding as of June 15, 2015, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of Common Stock plus any securities held by the holder exercisable for or convertible into shares of Common Stock within 60 days after June 15, 2015, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholder named below. We do not know when or in what amounts a Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered hereby. The Selling Stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the Selling Stockholders pursuant to this prospectus.

Except as described above under “Risk Factors” and “Description of Transactions—Private Placement of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Warrants,” none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by their spouses under applicable law.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering		Common Stock Covered by this Prospectus(1)		Common Stock Owned Upon Completion of this Offering		Percentage of Common Stock Owned Upon Completion of this Offering(2)

Melechdavid, Inc.(3)(4)	520,068	(19)	1,039,919	(34)	520,068	(42)	5.4%
Frost Gamma Investments Trust(5)	481,080	(20)	4,726,892	(35)	481,080	(43)	4.99%
Sandor Capital Master Fund, LP(6)(7)	481,080	(21)	630,253	(36)	481,080	(44)	4.99%
Barry Honig(8)	481,080	(22)	4,726,892	(37)	287,544	(45)	2.9%
Michael Brauser(9)	481,080	(23)	4,726,892	(38)	0		*	%
Crystalia Investments Ltd.(10)	315,127	(24)	393,909	(24)	0		*	%
American European Insurance Company (11)(12)	252,101	(25)	315,127	(25)	0		*	%
Darwin Investments LLC(13)	252,101	(26)	315,127	(26)	0		*	%
Nachum Stein(11)	226,891	(27)	283,614	(27)	0		*	%
Sable Ridge Capital Opportunity Fund, L.P. (14)	209,385	(28)	157,564	(39)	83,334	(46)	*	%
Marlin Capital Investments, LLC(15)(8)	201,682	(29)	252,103	(29)	0		*	%
Pinehurst Capital, LLC(16)	192,717	(30)	157,564	(40)	66,666	(47)	*	%
Oban Investments, LLC(17)	189,077	(31)	236,347	(31)	0		*	%
JSL KIDS Partners(18)(7)	126,051	(32)	157,564	(32)	0		*	%
Melechdavid, Inc. Retirement Plan(3)(4)	57,700	(33)	787,818	(41)	0		*	%

* Less than one percent of the outstanding shares of Common Stock.

(1)
Includes all of the shares of Common Stock underlying the Preferred A Shares and Preferred B Shares and represents 125% of Shares and shares of Common Stock issuable upon conversion of the Preferred A Shares and the Preferred B Shares.

(2)	Percentage ownership is calculated based upon 9,640,901 shares of Common Stock outstanding as of June 15, 2015.

(3)	The business address of each of Melechdavid, Inc. and Melechdavid, Inc. Retirement Plan is 5154 La Gorce Dr., Miami Beach, FL 33140.

(4)
Mark Groussman is the President of Melechdavid Inc. and the trustee of Melechdavid Inc. Retirement Plan and holds voting and dispositive power over the securities held by Melechdavid Inc. and Melechdavid Inc. Retirement Plan.

(5)	The business address of Frost Gamma Investments Trust is 4400 Biscayne Blvd., Miami, FL 33137.

(6)	The business address of Sandor Capital Master Fund, LP is 2626 Rooth Street, Suite 500, Dallas, TX 75201.

(7)
John S. Lemak is the General Partner of Sandor Capital Master Fund, LP (“Sandor”) and the trustee of The JSL Kids Partners Trust (“JSL”) and holds voting and dispositive power over shares held by JSL and Sandor.

(8)
Mr. Honig is the manager of Marlin Capital Investments, LLC and holds the sole power of disposition and the sole power to vote shares held by said entity.  Mr. Honig’s address is 555 S Federal HWY, Suite 450, Boca Raton, Florida 33432.

(9)	The address of Mr. Brauser is 4400 Biscayne Blvd, Suite 850, Miami, Florida 33137.

(10)	The business address of Crystalia Investments Ltd. is 40 Yaputri Pte, 1 Scotts Road #16-03, Shaw Center, Singapore 228208, Republic of Singapore.

(11)
Mr. Stein is the Chairman and Chief Executive Officer of American European Group and its subsidiaries, an insurance holding company and holds voting and dispositive power over shares held by American European Group. The address for Mr. Stein is 444 Madison Avenue, #501, New York, NY 10022.

(12)	The business address of American European Insurance Company is 444 Madison Avenue, #501, New York, NY 10017.

(13)
Harvey Kesner is the sole member of Darwin Investments, LLC and holds voting and dispositive power over shares held by Darwin Investments, LLC.  The business address of Darwin Investments, LLC is 4 South Orange Ave, #170, South Orange, NJ 07079.

(14)	The business address of Sable Ridge Capital Opportunity Fund, L.P. is 285 Grand Ave., Bldg. 5, Englewood, NJ 07631.

(15)	The business address of Marlin Capital Investments, LLC is 555 S. Federal Hwy, #450, Boca Raton, FL 33432.

(16)	The business address of Pinehurst Capital, LLC is One Penn Plaza, Suite 2805, New York, NY 10019.

(17)
John Stetson is the sole member of Oban Investments, LLC and holds voting and dispositive power over shares held by Oban Investments, LLC.  The business address of Oban Investments, LLC is 347 N. New River Dr. East #809, Fort Lauderdale, FL 33301.

(18)	The business address of JSL KIDS Partners is 4410 Bordeaux Ave., Dallas, TX 75205.

(19)
Includes 520,068 shares of Common Stock.  Excludes 485,295 shares of Common Stock underlying Preferred A Shares, 346,640 shares of Common Stock underlying Preferred B Shares, 666,667 shares of Common Stock underlying the Company’s 0% Series C Convertible Preferred Stock (the “Preferred C Shares”) and 666,667 shares of Common Stock underlying certain warrants.

(20)
Includes 416,666 shares of Common Stock and 64,414 shares of Common Stock underlying Preferred A Shares.  Excludes 2,141,468 shares of Common Stock underlying Preferred A Shares, 1,576,631 shares of Common Stock underlying Preferred B Shares, 416,667 shares of Common Stock underlying Preferred C Shares and 833,334 shares of Common Stock underlying certain Warrants.

(21)
Includes 428,549 shares of Common Stock and 52,531 shares of Common Stock underlying Preferred A Shares.  Excludes 241,587 shares of Common Stock underlying Preferred A Shares, 114,869 shares of Common Stock underlying Preferred C Shares and 333,334 shares of Common Stock underlying certain warrants.

(22)
Includes (i) 287,554 shares of Common Stock and 193,526 shares of Common Stock underlying Preferred A Shares owned directly by Mr. Honig.  Excludes (i) 50,000 shares of Common Stock, 833,334 shares of Common Stock underlying the Company’s Preferred C Shares and 833,334 shares of Common Stock underlying certain warrants held by GRQ Consultants, Inc. 401K Plan of which Mr. Honig is the beneficiary and as to which shares Mr. Honig holds the sole power of disposition and the power to vote, (ii) 117,648 shares of Common Stock underlying Preferred A Shares and 84,034 shares of Common Stock underlying Preferred B Shares held by Marlin Capital Investments LLC of which Mr. Honig is the beneficiary and as to which shares Mr. Honig holds the sole power of disposition and the power to vote and (iii) 2,012,357 shares of Common Stock underlying Preferred A Shares and 1,575,630 shares of Common Stock underlying Preferred B Shares held by Mr. Honig directly.

(23)
Includes 481,080 shares of Common Stock underlying Preferred A Shares.  Excludes (i) 1,724,803 shares of Common Stock underlying Preferred A Shares and 1,575,630 shares of Common Stock underlying Preferred B Shares held directly by Mr. Brauser, (ii) 511,483 common shares underlying Preferred C Shares, 30,184 shares of Common Stock and 541,667 shares of Common Stock underlying certain warrants held by Grander Holdings Inc. 401(K) of which Mr. Brauser is the beneficiary and as to which shares Mr. Brauser holds the power of disposition and the power to vote  and (iii) 125,000 shares of Common Stock and 125,000 shares of common stock underlying certain warrants held by Betsy and Michael Brauser Charitable Family Foundation of which Mr. Brauser is the beneficiary and as to which shares Mr. Brauser holds the power of disposition and the power to vote.

(24)	Includes 131,303 shares of Common Stock and 183,824 shares of Common Stock underlying Preferred A Shares.

(25)	Includes 105,042 shares of Common Stock and 147,059 shares of Common Stock underlying Preferred A Shares.

(26)	Includes 105,042 shares of Common Stock and 147,059 shares of Common Stock underlying Preferred A Shares.

(27)	Includes 94,538 shares of Common Stock and 132,353 shares of Common Stock underlying Preferred A Shares.

(28)	Includes 94,188 shares of Common Stock, 73,530 shares of Common Stock underlying Preferred A Shares and 41,667 shares of Common Stock underlying certain warrants.

(29)	Includes 117,648 shares of Common Stock underlying Preferred A Shares and 84,034 shares of Common Stock underlying Preferred B Shares.

(30)
Includes 52,521 shares of Common Stock, 73,530 shares of Common Stock underlying Preferred A Shares, 33,333 shares of Common Stock underlying Preferred C Shares and 33,333 shares of Common Stock underlying certain warrants.

(31)	Includes 78,782 shares of Common Stock and 110,295 shares of Common Stock underlying Preferred A Shares.

(32)	Includes 52,521 shares of Common Stock and 73,530 shares of Common Stock underlying Preferred A Shares.

(33)
Includes 57,700 shares of Common Stock. Excludes 367,648 shares of Common Stock underlying Preferred A Shares and 262,606 shares of Common Stock underlying Preferred B Shares as to which the holder may not convert or exercise, as applicable, in excess of 4.99% together with all shares owned with affiliates.

(34)	Consists of 485,295 shares of Common Stock underlying Preferred A Shares and 346,640 shares of Common Stock underlying Preferred B Shares.

(35)	Consists of 2,205,882 shares of Common Stock underlying Preferred A Shares and 1,575,631 shares of Common Stock underlying Preferred B Shares.

(36)	Consists of 210,084 shares of Common Stock and 294,118 shares of Common Stock underlying Preferred A Shares.

(37)	Includes 2,205,882 shares of Common Stock underlying Preferred A Shares and 1,575,630 shares of Common Stock underlying Preferred B Shares held by Mr. Honig directly.

(38)	Consists of 2,205,882 shares of Common Stock underlying Preferred A Shares and 1,575,630 shares of Common Stock underlying Preferred B Shares.

(39)	Consists of 52,521 shares of Common Stock and 75,530 shares of Common Stock underlying Preferred A Shares.

(40)	Consists of 52,521 shares of Common Stock and 73,530 shares of Common Stock underlying Preferred A Shares.

(41)	Consists of 367,648 shares of Common Stock underlying Preferred A Shares and 262,606 shares of Common Stock underlying Preferred B Shares.

(42)	Represents 520068 shares of Common Stock. Excludes 666,667 shares of Common Stock underlying Preferred C Shares and 666,667 shares of Common Stock underlying certain warrants.

(43)
Represents 416,666 shares of Common Stock and 64,414 shares of Common Stock underlying Preferred C Shares. Excludes 352,252 shares of Common Stock underlying Preferred C Shares and 833,334 shares of Common Stock underlying certain warrants.

(44)
Represents 218,465 shares of Common Stock, 114,869 shares of Common Stock underlying Preferred C Shares and 147,746 shares of Common Stock underlying certain warrants.  Excludes 185,588 shares of Common Stock underlying certain warrants.

(45)
Includes (i) 335,678 shares of Common Stock owned directly by Mr. Honig and (ii) 320,000 shares held by GRQ Consultants, Inc. 401K Plan of which Mr. Honig is the beneficiary and as to which shares Mr. Honig holds the sole power of disposition and the power to vote, based on Schedule 13G filed with the SEC on December 29, 2014 with respect to holdings as of December 19, 2014.  Excludes 833,334 shares of Common Stock underlying Preferred C Shares and 833,334 shares of Common Stock underlying certain warrants held by GRQ Consultants, Inc. 401K Plan.

(46)	Consists of 41,667 shares of Common Stock and 41,667 shares of Common Stock underlying certain warrants.

(47)	Consists of 33,333 shares of Common Stock underlying Preferred C Shares and 33,333 shares of Common Stock underlying certain warrants.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.
              The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

      Thompson Hine LLP, New York, New York, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

EXPERTS

The consolidated balance sheets of Majesco Entertainment Company and Subsidiary (the “Company”) as of October 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended October 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.majescoentertainment.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement. In addition, our Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “COOL.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

●	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

●	obtain a copy from the SEC’s website or our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended October 31, 2014, filed with the SEC on January 29, 2015.
●
Our Current Reports on Form 8-K, filed with the SEC on November 6, 2014, November 13, 2014, December 18, 2014, February 2, 2015, February 13, 2015, February 17, 2015, April 1, 2015, April 3, 2015, April 9, 2015, April 30, 2015, May 5, 2015, May 21, 2015 and June 9, 2015.

●	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2015, filed with the SEC on March 17, 2015.

●	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, filed with the SEC on June 15, 2015.

●
The description of the Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on January 21, 2005 (File No. 000-51128), including any amendment or report filed for the purpose of updating such description.

      In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 4041-T Hadley Road, S. Plainfield, New Jersey 07080, Attention: Investor Relations, Telephone: (732) 225-8910.

Majesco Entertainment Company

UP TO 18,907,585 SHARES OF COMMON STOCK

PROSPECTUS

, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates, except the SEC registration fee. Estimated expenses only include information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

SEC registration fee	$3,032
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000
Printing fees and expenses	$500
Miscellaneous fees and expenses	$1,000
Total	$24,532

Item 15. Indemnification of Directors and Officers.

           Our restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Majesco Entertainment Company or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

           Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

           Pursuant to Section 102(b)(7) of the DGCL, Article Ninth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; and

●	from any transaction from which the director derived an improper personal benefit.

                      We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

           We have entered into indemnification agreements with each of our directors. Pursuant to the indemnification agreements, we are required to, among other things, indemnify each indemnitee against all expenses (including, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors and other disbursements and expenses) actually and reasonably incurred in connection with certain proceedings that relate to the indemnitee’s corporate status (as defined in the indemnification agreements). We are also required to indemnify for expenses incurred by the indemnitee if, by reason of his or her corporate status, is a witness in any proceeding. Further, we are required to indemnify for expenses incurred by the indemnitee in defense of a proceeding to the extent the indemnitee has been successful on the merits or otherwise. Finally, if the indemnitee is involved in certain proceedings as a result of the indemnitee’s corporate status, we are required to advance all expenses incurred by or on behalf of the indemnitee in connection with such proceeding, without regard to the indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification under the other provisions of the indemnification agreement; provided, however, that to the extent required by the DGCL, the indemnitee shall repay all the expenses paid to the indemnitee if it is finally determined that the indemnitee is not entitled to be indemnified.

              The indemnification agreements contain certain exceptions to our obligation to indemnify. Among these exceptions, we are not obligated to make any indemnity in connection with any claim made against the indemnitee: (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provisions; (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or (iii) for which payment is prohibited by applicable law.

           The indemnification agreements also require us to, from time to time, make a good faith determination whether or not it is practicable to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the indemnitee with coverage for losses from wrongful acts and, to the extent we obtain such insurance, an indemnitee who is a director shall be named as an insured. However, we are not obligated to obtain or maintain such insurance.

           All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director who is a party to an indemnification agreement is a director of the Company (or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.  In the event of a change of control, the Company (or any successor to the interests of the Company) shall be obligated to continue, procure and otherwise maintain in effect, for a period of six (6) years from the effective date of the change of control, a policy, or policies, of insurance providing each director with coverage for losses from alleged wrongful acts occurring on or before the change of control.

Item 16. Exhibits

(a) Exhibits.

Exhibit
Number	Description of Document

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed on September 15, 2014)

3.2	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on June 17, 2005)

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on December 18, 2014)

4.2
Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on December 18, 2014)

4.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K/A, filed on February 13, 2015)

4.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on December 18, 2014)

4.5
Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock of Majesco Entertainment Company (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on April 30, 2015)

5.1	Opinion of Thompson Hine LLP regarding legality of the shares of common stock being registered+

23.1	Consent of EisnerAmper LLP+

23.4	Consent of Thompson Hine LLP (included in Exhibit 5.1 to this Registration Statement on Form S-3)+

24.1	Power of Attorney (included on signature page)+

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

+	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of S. Plainfield, New Jersey on the 17th day of June, 2015.

/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

/s/ Gary Anthony
Gary Anthony
Chief Accounting Officer

The Registrant and each person whose signature appears below hereby appoint Jesse Sutton as their attorney-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jesse Sutton	Chief Executive Officer	June 17, 2015
Jesse Sutton	(Principal Executive Officer)

/s/ Gary Anthony	Chief Accounting Officer	June 17, 2015
Gary Anthony	(Principal Accounting Officer)

/s/ Laurence Aronson	Director	June 17, 2015
Laurence Aronson

/s/ Trent D. Davis	Director	June 17, 2015
Trent D. Davis

/s/ Mohit Bhansali	Director	June 17, 2015
Mohit Bhansali